As filed with the Securities and Exchange Commission on March 3, 2009
Registration No. 333-38317

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 2
to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MERCER INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	47-0956945 (I.R.S. Employer Identification Number)
Suite 2840, 650 West Georgia Street
Vancouver, British Columbia
Canada, V6B 4N8
(604) 684-1099
(Address, including zip code, and telephone number, including area code, of registrant’s office)
AMENDED AND RESTATED 1992 NON-QUALIFIED STOCK OPTION PLAN
(Full title of the plan)
David M. Gandossi
Mercer International Inc.
Suite 2840, 650 West Georgia Street
Vancouver, British Columbia
Canada, V6B 4N8
(604) 684-1099
(Name, address and telephone number of agent for service)
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Information I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

TABLE OF CONTENTS

SIGNATURES
DEREGISTRATION OF SECURITIES
On October 21, 1997, Mercer International Inc. (the “Registrant”) filed with the Securities and Exchange Commission a registration statement on Form S-8, as amended (Registration No. 333-38317) (the “Registration Statement”). In accordance with the undertaking contained in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement which remain unsold at the termination of the offering, the Registrant hereby removes from registration all securities of the Registrant registered under the Registration Statement which remain unsold as of the termination of the offering.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada on March 3, 2009.

MERCER INTERNATIONAL INC.
By:	/s/ Jimmy S.H. Lee
	Name:	Jimmy S.H. Lee
	Title:	Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature:	Title:	Date:

/s/ Jimmy S.H. Lee Jimmy S.H. Lee	Chief Executive Officer	March 3, 2009

/s/ David M. Gandossi David M. Gandossi	Chief Financial Officer	March 3, 2009

/s/ Guy W. Adams Guy W. Adams	Director	March 3, 2009

/s/ Eric Lauritzen Eric Lauritzen	Director	March 3, 2009

/s/ William D. McCartney William D. McCartney	Director	March 3, 2009

/s/ Graeme A. Witts Graeme A. Witts	Director	March 3, 2009

/s/ Kenneth A. Shields Kenneth A. Shields	Director	March 3, 2009

/s/ George Malpass George Malpass	Director	March 3, 2009